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                                                                    EXHIBIT 99.1


          SIMMONS BEDDING ANNOUNCES NEW CORPORATE MANAGEMENT STRUCTURE

   Company Creates Streamlined Reporting Relationship and Names Key Executive;
                          Bob Hellyer to Leave Company

(ATLANTA - JUNE 29, 2005) - Simmons Bedding Company, a leading mattress manufacturer, announced today a realignment of its corporate management structure designed to streamline reporting of senior executives to the CEO and to maintain its emphasis on technology and development of innovative new products.

         As part of the reorganization, Simmons appointed Tim Oakhill as Senior Vice President of Marketing. Mr. Oakhill will work closely with the Simmons innovation team to continue the development and marketing of new products under the Company's existing brands, including Beautyrest(R) and BackCare(R). Other marketing initiatives will include the expansion of Simmons' children's sleep and foam mattress product lines. Mr. Oakhill, who has been with the Company for eight years, was instrumental in growing the BackCare and BackCare Kids(R) brands. Most recently, he was Vice President of International and Domestic Licensing. Additionally, Simmons has realigned certain other personnel, and consolidated several administrative and staff functions across the organization.

         As a result of the realignment, the Company also announced that Simmons President Bob Hellyer will be leaving the Company to pursue other professional opportunities. The Company does not plan to seek a replacement for Mr. Hellyer, who was named President in January 2001, and Chairman and CEO Charlie Eitel will assume Mr. Hellyer's responsibilities.

         "We appreciate Bob's service with Simmons. His industry knowledge has been invaluable to us over the years as we have achieved a leading position in the marketplace," Mr. Eitel said. "We believe this new structure will better enable us to pursue enhanced growth opportunities, communicate more effectively with our customers and respond more efficiently to their needs. We are regaining sales momentum and this corporate realignment is expected to result in a stronger organization which we believe will ultimately lead to improved shareholder value."

         Simmons will host a conference call at 11 a.m. EDT on August 10th to discuss the corporate realignment and earnings for the second quarter.


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About Simmons Bedding Company

Atlanta-based Simmons Bedding Company is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest(R), BackCare(R), BackCare Kids(R), Olympic(R) Queen, Deep Sleep(R) and HealthSmart(TM). The Company operates 17 conventional bedding manufacturing facilities and three juvenile bedding manufacturing facilities across the United States and Puerto Rico. Simmons is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the Company's website at www.simmons.com.

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This press release includes forward-looking statements that reflect Simmons'
current views about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements. The forward-looking statements in this press release speak only as of the date of this release. These forward-looking statements are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons' expectations. These factors include, but are not limited to: (i) competitive and pricing pressures in the bedding industry; (ii) legal and regulatory requirements; (iii) the success of new products, including HealthSmart(TM); (iv) Simmons' relationships with Simmons' major suppliers; (v) fluctuations in costs of raw materials; (vi) Simmons' relationship with significant customers and licensees; (vii) Simmons' labor relations; (viii) departure of key personnel;
(ix) encroachments on Simmons' intellectual property; (x) product liability claims; (xi) the timing, cost and success of opening new manufacturing facilities; (xii) Simmons' level of indebtedness; (xiii) interest rate risks;
(xiv) compliance with covenants in Simmons' debt agreements; (xv) future acquisitions; (xvi) an increase in return rates; (xvii) our ability to achieve the expected benefits from the corporate realignment; and (xviii) other risks and factors identified from time to time in our and our predecessor's reports filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.


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